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                                                                       EXHIBIT 5

                   Nelson Mullins Riley & Scarborough, L.L.P.

   999 PEACHTREE STREET, N.E.                           OTHER OFFICES:
        FIRST UNION PLAZA                         Charleston, South Carolina
           SUITE 1400                             Charlotte, North Carolina
     Atlanta, Georgia 30309                        Columbia, South Carolina
    TELEPHONE (404) 817-6000                      Greenville, South Carolina
    FACSIMILE (404) 817-6050                     Myrtle Beach, South Carolina
                                                           --------
                                                       Munich, Germany

                                 April 12, 2002

Fidelity National Corporation
One Securities Centre, Suite 1550
3490 Piedmont Road
Atlanta, GA  30305

      Re:   Fidelity National Corporation
            Registration Statement No. 333-______
            Registering 50,000 Shares of Common Stock

Gentlemen:

      We have acted as counsel to Fidelity National Corporation, a Georgia corporation ("Company"), in connection with the preparation of the Registration Statement No. 333-____ on Form S-3 ("Registration Statement") filed by the Company with the Securities and Exchange Commission. Capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

      In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers and representatives of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

      The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

      Based upon the foregoing, it is our opinion that the Shares of Common Stock of the Company, when issued and sold on the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the firm in the prospectus on the heading "Legal Matters."

                                      Very truly yours,


                                      Nelson Mullins Riley & Scarborough, L.L.P.